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                                 LOAN AGREEMENT


         This Loan Agreement, dated as of June 23, 2000, is between Capita Research Group, Inc., a Nevada corporation ("Borrower"), and Jim Salim (the "Lender").

         WHEREAS, the Lender has agreed to provide loans to Borrower in the aggregate amount of up to $600,000;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE I

                                   THE CREDIT

         1.01 Loans. Subject to the terms and conditions hereof, and relying upon the representations and warranties of Borrower set forth herein, the Lender agrees to make loans to Borrower (individually, a "Loan" and, collectively, the "Loans") in the amount of $150,000 each on each of the following dates (each, a "Loan Disbursement Date"): the date hereof, July 24, 2000, August 28, 2000 and September 25, 2000 (the latest such date being the "Commitment Expiration Date"), for an aggregate amount outstanding at any one time not exceeding $600,000. On the terms and subject to the conditions of this Agreement, Borrower may prepay the Loans.

         1.02 Use of the Loans. Borrower shall use the proceeds of the Loans for general corporate purposes.

         1.03 The Note. The obligation of Borrower to repay the aggregate unpaid principal amount of the Loans hereunder shall be evidenced by a convertible promissory note (the "Note") in the form of Exhibit A annexed hereto, payable to the order of the Lender, duly executed by Borrower and delivered to the Lender and bearing interest at the rate equal to the prime or reference rate published from time to time by Citibank, N.A., New York, New York. Interest will be payable on demand upon 10 days' prior written notice, which notice may not be delivered prior to six months after the initial Loan Disbursement Date. The Lender shall, and is hereby authorized by Borrower to, set forth on the schedule which forms a part of the Note appropriate notations regarding the principal amount and date of each Loan made hereunder and the other information provided therein, which notations shall be made contemporaneously and shall be prima facie evidence of the information set forth therein; provided, however, that the failure to make any such notations or an error in making any such notations shall not limit, expand or otherwise affect the obligations of Borrower hereunder or under the Note. The Note shall cease to permit Loans on and after the Commitment Expiration Date and, as provided therein, the principal amount of Loans outstanding shall be paid with respect to each Loan on the date which is 120 days after the applicable Loan Disbursement Date.

                  1.04 Prepayments. Borrower shall have the right, at its option, to prepay the Loans (or any portion thereof) in whole at any time or in part from time to time, without premium or penalty. Borrower shall give notice (which shall be irrevocable) to the Lender not later than the fifth business day preceding the date of prepayment, specifying the aggregate principal amount to be repaid and the prepayment date, whereupon the principal amount specified in such notice, together with interest on the

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amount of each such prepayment to the date of prepayment, shall become due and payable on such date of prepayment.

         1.05 Payments. All payments and prepayments to be made with respect to principal of or interest on each of the Loans shall be made to the Lender at his address set forth below (or at any other payment office in the United States of America previously designated by the Lender to Borrower in writing), on the day when due, in lawful money of the United States of America. Notwithstanding the foregoing, at the option of the Lender exercised in the demand for interest, interest will be payable in shares of common stock, $.001 par value ("Common Stock"), of Borrower valued as set forth in the Note. The Lender or any other holder of the Note is hereby authorized to endorse on the Note an appropriate notation evidencing each payment made on account of principal; provided, however, that the failure to make any such notation shall not limit or expand or otherwise affect the obligations of Borrower under the Note and payments of principal on the Note shall not be affected by the failure to make any such notation.

         1.06 Right of First Refusal. Reference is made to that certain Securities Purchase Agreement dated as of January 21, 2000 (the "Securities Purchase Agreement") by and among the Borrower and the buyers party thereto (the "Buyers"). The Lender hereby agrees that if any of the Buyers (the "Electing Buyers") timely exercise their right of first refusal pursuant to Section 4(h) of the Securities Purchase Agreement, the Lender will permit the Electing Buyers to participate in the transactions contemplated hereby (including, without limitation, the making of Loans and the issuance of the Note and the Warrant Certificate) in such proportion as the Electing Buyers may specify in their Exercise Notice (as defined in the Securities Purchase Agreement), and will execute any additional agreements, amendments, side letters, waivers or other documents as may be reasonably necessary to effectuate the foregoing.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby makes the following representations and warranties which shall survive the execution and delivery of this Agreement and the Note hereunder:

         2.01 Authority; Binding Agreement. The execution and delivery of this Agreement and the other agreements contemplated hereby by Borrower, the performance by Borrower of its covenants and agreements hereunder and thereunder and the consummation by Borrower of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the other agreements contemplated hereby constitute the valid and legally binding agreements of Borrower, enforceable in accordance with their respective terms.

         2.02 No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement nor the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, violates or will violate any provision of the Certificate of Incorporation or By-Laws of Borrower or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, or violates or will violate, or conflicts with or will conflict with, or will result in any breach of any of the terms of, or constitutes or will constitute a default under or results in or will result in the termination of or the creation or imposition of any lien pursuant to, the terms of any contract, commitment, agreement, understanding or arrangement of any kind to which Borrower is a party or by which Borrower or any of the assets of Borrower is bound. No

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consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement by Borrower and the consummation of the transactions contemplated hereby.

         2.03 SEC Filings. All filings made by Borrower with the Securities and Exchange Commission were true and correct in all material respects when made and did not contain any material misstatement of fact or fail to state any material fact necessary to make the statements contained therein not misleading in the light of the circumstances under which they were made.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         The obligation of the Lender to make any of the Loans under this Agreement on any Loan Disbursement Date is expressly made subject to and contingent upon the truthfulness in all material respects of Borrower's representations and warranties contained in this Agreement. In addition, the obligation of the Lender to make the initial Loan under this Agreement is expressly made subject to and contingent upon (i) the execution and delivery by Borrower to the Lender of the Warrant Certificate substantially in the form of Exhibit B annexed hereto providing for a Warrant Price (as defined therein) of $.60 per share and (ii) the execution and delivery of the Registration Rights Agreement between the Lender and Borrower substantially in the form of Exhibit C annexed hereto.

                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

         4.01 Events of Default. The entire unpaid principal amount of the Note, together with all accrued interest thereon, shall, at the option of the Lender exercised by written notice to Borrower at its principal executive offices, forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), which event (in the case of an event specified in clause (a), (b), (c) or (d) below) shall have continued for a period of 90 days and which event shall be continuing at the time of such notice, that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of the Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

                  (b) if default shall be made in the due and punctual payment of any interest on the Note when and as such interest shall become due and payable;

                  (c) if any representation or warranty of Borrower contained in this Agreement shall have been breached in any material respect;

                  (d) if Borrower shall default beyond any period of grace provided with respect thereto in the payment of principal of or interest on any obligation in respect of borrowed money when due, whether by acceleration or otherwise; or if


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         Borrower shall default in the performance or observance of any other agreement, term or condition contained in such obligation or in any agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice required to create a default thereunder;

                  (e) if Borrower shall:

                           (i) admit in writing its inability to pay its debts
                  generally as they become due;

                           (ii) file a petition in bankruptcy or a petition to
                  take advantage of any insolvency act;

                           (iii) make an assignment for the benefit of
                  creditors;

                           (iv) consent to the appointment of a receiver of
                  itself or of the whole or any substantial part of its property;

                           (v) on a petition in bankruptcy filed against it, be
                  adjudicated a bankrupt; or

                           (vi) file a petition or answer seeking reorganization
                  or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

                  (f) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of Borrower, a receiver of Borrower or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of Borrower under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;

                  (g) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Borrower or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or

                  (h) if final judgment for the payment of money in excess of $100,000 shall be rendered by a court of record against Borrower and Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or shall not procure a stay of execution thereon within 90 days from the date of entry thereof and within the period during which execution of such judgment shall have been stayed, appeal therefrom, and cause the execution thereof to be stayed during such appeal.

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         4.02 Remedies. In case any one or more of the Events of Default specified in Section 4.01 hereof shall have occurred and be continuing, the Lender may proceed to protect and enforce his rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in the Note or in this Agreement or in aid of the exercise of any power granted in the Note or in this Agreement, or the Lender may proceed to enforce the payment of all sums due upon the Note or to enforce any other legal or equitable right of the Lender.

         4.03 Remedies Cumulative. No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Note or now or hereafter existing at law or in equity or by statute or otherwise.

         4.04 No Waiver. No course of dealing between Borrower and the Lender or any delay on the part of the Lender in exercising any rights hereunder or under the Note shall operate as a waiver of any rights of the Lender.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.01 Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure by the Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of the Lender are cumulative and not exclusive of any rights or remedies which he would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

         5.02 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopied, telexed or telegraphic communication) and mailed, telecopied, telexed, telegraphed or personally delivered to the respective parties, as follows:

                Borrower:              Capita Research Group, Inc.
                                       591 Shippack Pike, Suite 300
                                       Blue Bell, Pennsylvania  19422
                                       Attention:  President
                                       Telecopy:  (215) 619-0775

                Lender:                Mr. Jim Salim
                                       3510 Turtle Creek Boulevard, #2D
                                       Dallas, Texas 75219
                                       Telecopy:  (214) 526-0435

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand, when deposited in the mail, postage prepaid, in the case of mail, and in the case of telecopy or telex, when received, or in the case of telegraph, when delivered to the telegraph company, charges prepaid.


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         5.03 Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the issuance of the Note, and shall continue in full force and effect so long as the Note is outstanding and until payment in full of all of Borrower's obligations hereunder or thereunder.

         5.04 Governing Law. This Agreement and the Note and the rights and obligations of the parties hereto and thereto shall be deemed to be contracts under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of such Commonwealth applicable to agreements made and to be entirely performed in such Commonwealth. Borrower and the Lender agree that any legal suit, action, or proceeding arising out of this Agreement or the Note may be instituted in any Pennsylvania state or Federal court sitting in the City of Philadelphia which has subject matter jurisdiction and waive any objection which either of them may now or hereafter have to the laying of venue of any such suit, action or proceeding in such jurisdiction. Borrower and the Lender further agree that service of process shall be properly served if served personally or by registered mail return receipt requested at the address set forth in Section 5.02.

         5.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

         5.06 Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         5.07 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         5.08 Binding Effect. This Agreement shall be binding upon and inure to the benefit only of the parties hereto and their respective successors and assigns (and heirs and representatives in the case of the Lender) and no party who is not a party hereto shall have any rights hereunder, including any rights to require Borrower to borrow Loans.

         5.09 Fees and Commissions. No brokers, finders or financial advisory fees or commissions will be payable by either of the parties hereto with respect to the transactions contemplated by this Agreement.

                                      * * *



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                BORROWER:

                                CAPITA RESEARCH GROUP, INC.


                                By
                                  ------------------------------------
                                Title: President


                                LENDER:





                                ------------------------------------
                                             Jim Salim